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                                                                    Exhibit 23.7

                [LETTERHEAD OF JOSEPH D. KALICKA & COMPANY, LLP]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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                                    (Notes)

WE CONSENT to the reference to our firm under the caption "Experts" and to the use of our report on the financial statements of BUSINESS SYSTEMS DIVISION, an operating division of BLOOM'S INCORPORATED dated February 6, 1998 (for the period ended December 31, 1997) and February 20, 1998 (for period ended January 31, 1997) in the Amended Registration Statement on Form S-4
(No. 333-78093), and related prospectus of Global Imaging Systems, Inc. 1998 for the registration of $100,000,000 aggregate principal amount of 10-3/4% senior subordinated notes due 2007.

JOSEPH D. KALICKA & COMPANY, LLP

/s/ Joseph D. Kalicka & Company LLP
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(Signature)


July 23, 1999
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(Date)

Holyoke, Massachusetts